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                                                          EXHIBIT 10.8




                                 MORTGAGE NOTE


$6,500,000.00                                       Dated: October 19, 1994

MLCP ASSOCIATES LIMITED PARTNERSHIP
(hereinafter called "Maker")

                 to

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(hereinafter called "Holder")

                 FOR VALUE RECEIVED, MLCP ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Maker"), promises to pay to the order of SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a Delaware corporation, its successors and assigns (the "Holder"), in lawful money of the United States of America, the sum of SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000.00) (the "Loan") as follows:

                 1. The principal balance of the Loan shall bear interest at the rate of nine and one-quarter percent (9.25%) per annum (the "Accrual Rate"). The principal balance and interest thereon shall be payable in consecutive monthly installments of $66,897.50 (based on amortization of the principal balance of the Loan over a hypothetical fifteen year term) commencing on the first day of the second calendar month after disbursement of the Loan, and continuing on the first day of each month thereafter, such amount being first applied to interest and then to the reduction of principal. Interest for the period from the date the Loan is funded until the first day of the following calendar month shall be payable on the date hereof. Interest will be computed according to the Bankers Rule, i.e., the actual amount of days x rate of interest x principal/360. The entire balance of principal and all interest outstanding hereunder shall be due and payable on November 1, 2004 ("Maturity Date").

                 2. Prepayment of the Loan shall not be permitted during the first sixty (60) months of the Loan term. Prepayment in full only of the principal of the Loan will be permitted at any time during the last sixty (60) months of the Loan term upon thirty (30) days' prior written notice to Holder. Such prepayment shall be accompanied by additional interest ("Additional Interest") equal to the greater of (i) one percent (1%) of the unpaid principal balance of the Loan on the date of prepayment, or (ii) that amount which is calculated as of the date of the prepayment as follows: (A) the Prepayment Treasury Yield (as defined below) is subtracted from 9.25%, and the difference (but not less than 0)
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is (B) divided by twelve, and the quotient thereof is then (C) multiplied by the then outstanding balance of the Loan to determine the monthly payment differential, and (D) the present value of the series of monthly payment differentials for the number of whole and partial months from the prepayment date to the maturity date is determined using the Prepayment Treasury Yield as the discount rate and compounding monthly, and (E) the present values of such monthly payment differentials are added together. The term "Prepayment Treasury Yield" means the yield which would be available if the proceeds of the prepayment were invested on the date of the prepayment in a debt obligation of the United States Treasury (other than a Flower Bond) having a maturity most closely equivalent to that of the Loan (and if more than one Treasury obligation has the same maturity, then the obligation offering the highest yield), as determined by quotations published in The Wall Street Journal on the date five (5) business days before the prepayment. If the difference between 9.25% and the Prepayment Treasury Yield is less than 0, the Additional Interest shall equal one percent (1%) of the unpaid principal balance of the Loan. For purposes of calculating Additional Interest, the first month of the Loan term shall begin on the first day of the first calendar month after the date hereof. Notwithstanding the foregoing, prepayment in full only of the principal of the Loan will be permitted during the last three (3) months of the Loan term upon five (5) days' prior written notice to Holder without Additional Interest. Partial prepayment shall not be permitted at any time.

                 3. All payments due hereunder shall be made at the offices of Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02181, or elsewhere, as shall be directed by written notice by any holder hereof.

                 4. Maker acknowledges that the failure of Maker to make any payment within five (5) days after the payment is due and payable will cause Holder to incur additional expense in servicing the indebtedness evidenced by this Note, the precise measure of which expense is not susceptible to exact determination. Accordingly, it is further agreed that Holder may collect a late charge of four percent (4%) of each payment more than five (5) days in arrears, which Maker agrees is a reasonable basis on which to cover the extra expense involved in handling delinquent payments. This shall not be construed to obligate Holder to accept any overdue installment nor to limit Holder's rights and remedies for Maker's default, as hereinafter set forth.





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                 5.       This Note accompanies and is secured, inter alia, by
a Mortgage and Security Agreement of even date herewith (the "Mortgage"), made and executed by Maker upon real estate and the building and improvements thereon known as 1000 Howard Boulevard, situate on approximately 6.34 acres of land located in Mount Laurel Township, Burlington County, New Jersey, as more particularly identified in the Mortgage (the "Mortgaged Property"), and by an Assignment of Leases and Agreement of even date herewith (the "Assignment of Leases"), made and executed by Maker with respect to the Mortgaged Property. (This Note, the Mortgage, the Assignment of Leases and any other documents executed by Maker to Holder in connection herewith are hereinafter referred to collectively as the "Loan Documents"). All of the terms of the Loan Documents are incorporated herein by reference and Maker does hereby covenant and agree to comply with all of the terms, conditions and provisions of the Loan Documents. Any Event of Default under any of the Loan Documents shall constitute an Event of Default under this Note.

                 6. Maker agrees that if Maker shall, without in each instance obtaining the prior written consent of Holder, sell, transfer, or convey (herein all called "transfer") the Mortgaged Property or any interest therein (other than leases of portions of the Mortgaged Property in the ordinary course of Maker's business made in accordance with the terms of the Assignment of Leases, and otherwise as expressly permitted in Section 7 of the Mortgage) whether voluntarily or by operation of law, then, at the option of Holder, the maturity of this Note shall be advanced to the date of such transfer, whereupon the obligations of Maker evidenced by this Note shall immediately be due and payable. For purposes of this paragraph, any transfer of partnership interests in Maker, other than as expressly permitted in Section 7 of the Mortgage, shall constitute a transfer of the Mortgaged Property.

                 7. This Note, the Mortgage, the Assignment of Leases and the other Loan Documents shall evidence and secure any future loans or advances that may be made to or on behalf of Maker by Holder, at any time or times hereafter intended by Maker and Holder to be so evidenced and secured, as well as any sums paid by Holder pursuant to the terms of the Mortgage, and any such loans, advances or payments shall be added to and shall bear interest at the Default Rate (as hereinafter defined). The parties expressly agree that this Note shall have the full force, effect and benefits of a note to secure advances of money, the lien of which advances relate to the date of this Note.

                 8. The occurrence of any of the following shall constitute an Event of Default hereunder: Maker's failure to make payment of any installment of principal or interest or any other sum within five (5) business days





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of the date on which such installment or sum is due under this Note (provided that Holder will only grant such 5-day grace period twice in any twelve-month period, and any failure thereafter to make a payment on the due date shall constitute an Event of Default without any grace period); or Maker's nonperformance of, or noncompliance with, any of the other agreements, conditions, covenants, provisions or stipulations contained in this Note, for a period of twenty (20) days after written notice thereof to Maker (provided that if such nonperformance or noncompliance cannot reasonably be cured within twenty (20) days, an Event of Default shall not occur hereunder if Maker initiates curing the nonperformance or noncompliance within such 20-day period and diligently pursues such cure to completion within a reasonable time thereafter, not to exceed ninety (90) days after such written notice); or the occurrence of an Event of Default under the Mortgage, the Assignment of Leases or any of the other Loan Documents. Upon the occurrence of an Event of Default hereunder,

                 (a) the interest rate payable hereunder during the continuance of the Event of Default shall be at a rate (the "Default Rate") three (3%) percent in excess of the Accrual Rate.

                 (b) The entire unpaid balance of the principal debt, additional loans or advances and all other sums paid by Holder to or on behalf of Maker pursuant to the terms of this Note or the Mortgage, together with unpaid interest thereon and the Acceleration Premium (as defined below), shall at the option of the Holder and without notice become immediately due and payable. The term "Acceleration Premium" shall refer to an amount equal to the greater of (i) three percent (3%) of the unpaid principal balance of the Loan on the date of acceleration, or (ii) that amount which is calculated as of the date of the acceleration as follows: (A) the Acceleration Treasury Yield (as defined below) is subtracted from 9.25%, and the difference (but not less than
0) is (B) divided by twelve, and the quotient thereof then (C) multiplied by the then outstanding balance of the Loan to determine the monthly payment differential, and (D) the present value of the series of monthly payment differentials for the number of whole and partial months from the prepayment date to the maturity date is determined using the Acceleration Treasury Yield as the discount rate and compounding monthly, and (E) the present values of such monthly payment differentials are added together. The term "Acceleration Treasury Yield" means the yield which would be available if the proceeds of the acceleration were invested on the date of the acceleration in a debt obligation of the United States Treasury (other than a Flower Bond) having a coupon interest rate and maturity most closely equivalent to that of the Loan, as determined by quotations





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published in The Wall Street Journal on the date five (5) business days before the acceleration. If the difference between 9.25% and the Acceleration Treasury Yield is less than 0, the Acceleration Premium shall equal three percent (3%) of the unpaid principal balance of the Loan.

                 9. Maker waives the benefit of any laws which now or hereafter might authorize the stay of any execution to be issued on any judgment recovered on this Note or the exemption of any property from levy or sale thereunder. Maker also waives and releases unto Holder and its attorney, all errors, defects and imperfections whatsoever in the entering of any judgment or any process or proceedings relating thereto.

                 10. Maker hereby waives presentment for payment, demand, protest, notice of protest, and of dishonor and nonpayment of this Note, and consents that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any person holding title to the Mortgaged Property described in the Mortgage, and such consent shall not alter or diminish the liability of any person hereunder.

                 11. The remedies of this Note, the Mortgage, the Assignment of Leases and the other Loan Documents providing for the enforcement of the payment of the principal sum thereby secured, together with interest thereon, and for the performance of the covenants, conditions, and agreements herein and therein contained, are cumulative and concurrent and may be pursued singly or successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall occur. The waiver by Holder or failure to enforce any covenant or condition of this Note, the Mortgage, the Assignment of Leases or any of the other Loan Documents, or to declare any Event of Default thereunder or hereunder, shall not operate as a waiver of any subsequent Event of Default or affect the right of Holder to exercise any right or remedy not expressly waived in writing.

                 12. Maker shall pay the cost of any revenue, tax or other stamps now or hereafter required by law, at any time to be affixed to this Note or the Mortgage (other than Holder's income taxes), and if any taxes hereafter be imposed with respect to debts secured, Maker agrees to pay to Holder upon demand the amount of such taxes, and hereby waives any contrary provisions of any laws or rules of court now or hereafter in effect.

                 13. Notwithstanding anything to the contrary herein contained, the liability of Maker hereunder shall be limited to and enforceable only out of the Mortgaged Property and the rents, issues and profits therefrom, and





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the lien of any judgment shall be restricted thereto and shall not extend to
Maker, Holder waiving any right Holder may have to claim a deficiency judgment against Maker; provided, however, that Maker and its general partner shall not be exonerated or exculpated from, and shall be liable for, any deficiency, loss or damage suffered by Holder as a result of any security deposits received or held by Maker, any rent received or held by Maker after an Event of Default, or any rent prepaid more than one month in advance; or from failure by Maker to properly account to Holder as mortgagee for any proceeds of insurance or condemnation proceeds as required by the Mortgage; or from repairs required by the Mortgaged Property following a casualty for which insurance proceeds are not available due to a violation of Section 10 of the Mortgage; or from fraud, material misrepresentation or bad faith by Maker; or from waste of the Mortgaged Property; or from delinquent taxes or assessments; or from Maker's violation of, or failure to perform its obligations under, Section 4(b)-(j) or
Section 20 of the Mortgage. Nothing in this paragraph, however, shall limit Holder's right against any tenants under leases assigned to Holder as additional security, or against any other collateral securing Maker's obligations hereunder, now or hereafter mortgaged, pledged or assigned by Maker or anyone else to Holder.

                 14. Notwithstanding any provision contained in this Note, Maker's liability for payment of interest shall not exceed the limits imposed by applicable usury law. If any provision contained herein requires interest payments for any period in excess of the then legally permitted maximum rate, such provision shall automatically be deemed to require interest payments for such period at the then legally permitted maximum rate.

                 15. Maker represents and warrants that the Loan evidenced by this Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents was obtained solely for the purpose of carrying on or acquiring a business or commercial transaction.

                 16. The unenforceability or invalidity of any one or more of the provisions, clauses, sentences and/or paragraphs hereof shall not render any other provisions, clauses, sentences and/or paragraphs herein contained unenforceable or invalid.

                 17. This obligation shall bind Maker and Maker's heirs, representatives, successors and assigns, and the benefit hereof shall inure to Holder and its successors and assigns. The word "Holder" whenever occurring herein shall be deemed and taken to include each successive Holder hereof, and the word "Maker" whenever occurring herein shall be deemed and taken to include the plural, and all the covenants, waivers, warrants, promises and releases





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by, and obligations or liabilities imposed upon, Maker shall bind them jointly and severally and their, and each of their, heirs, personal representatives, successors and assigns.

                 18. The parties intend that this Note shall be construed in accordance with and governed by the laws, including the conflict of law rules, of the State of New Jersey.

                 19. MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS.

                 IN WITNESS WHEREOF, and intending to be legally bound hereby, Maker has caused this instrument to be duly executed the day and year first above written.

                          MLCP ASSOCIATES LIMITED PARTNERSHIP,
                          a Delaware limited partnership

                          By:      MLCP General Corporation, a
                                   New Jersey corporation, general partner

                                   By:    /s/   Joseph D. Gonnelli
                                       ---------------------------------------
                                               Joseph D. Gonnelli, President

                                   Attest:     /s/ R. Brian Jackson
                                            ----------------------------------
                                               R. Brian Jackson, Secretary





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